Middlefield Banc Corp.  2020 Fourth Quarter Investor Presentation (Nasdaq: MBCN) Exhibit 99.1

Forward Looking Statements This presentation contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995 concerning Middlefield Banc Corp.’s plans, strategies, objectives, expectations, intentions, financial condition and results of operations. These forward-looking statements reflect management’s current views and intentions and are subject to known and unknown risks, uncertainties, assumptions and other factors that could cause the actual results to differ materially from those contemplated by the statements. The significant risks and uncertainties related to Middlefield Banc Corp. of which management is aware are discussed in detail in the periodic reports that Middlefield Banc Corp. files with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors” section of its Annual Report on Form 10-K and its Quarterly Report on Form 10-Q. Investors are urged to review Middlefield Banc Corp.’s periodic reports, which are available at no charge through the SEC’s website at www.sec.gov and through Middlefield Banc Corp.’s website at www.middlefieldbank.bank on the “Investor Relations” page. Middlefield Banc Corp. assumes no obligation to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this presentation. www.middlefieldbank.bank

Middlefield Banc Corp. Middlefield Banc Corp. (Nasdaq: MBCN) Providing financial services throughout Central and Northeast Ohio Profitably serving its communities, customers, employees, and shareholders by its commitment to quality, safety and soundness, and maximizing shareholder value www.middlefieldbank.bank

www.middlefieldbank.bank Middlefield: A community bank that is safe, strong and committed Highlights Strategic Strengths People: Average tenure at Middlefield of leadership team is 13 years Strong bench with new management talent added over the past three years Communities: Serving two of Ohio's most attractive banking markets Optimally positioned between rural and metropolitan communities Customers: Balanced mix of retail and commercial customers Geauga County is the center of the 4th largest Amish population in the world Community Banking Values and Focus: Providing superior and responsive financial services since 1901 Committed to quality, safety and soundness Financial Strength: Profitable throughout the economic cycle Never reported a quarterly loss Maintained dividend during 2008 to 2009 financial crisis 16 Branches 120 Years of Service 2 Strong Ohio Markets #1 Community Bank in Core Market 5.1% Increase in 2020 Book Value per Share

Largest independent community bank in its core northeast Ohio Market Only independent community bank with exposure to both Central and Northeast Ohio Markets Branches located in counties that have above average median household income, median value of owner-occupied housing, and employment rates www.middlefieldbank.bank Compelling Ohio Banking Franchise

www.middlefieldbank.bank History of Creating Value for Shareholders Total Shareholder Return Value Drivers $100 invested in Middlefield Banc Corp. since 2010, has achieved a total return of $357 compared to $226 for the KBW Regional Bank Index, and $241 for the Nasdaq Bank Index Never reported an annual loss Compelling dividend yield Attractive valuation Long-term earnings and asset growth Management focused on long-term value creation

Supporting our Customers and Communities

Paycheck Protection Program

- 1,414 PPP loans approved by the SBA through the finalization of the program on December 31, 2020
- Approximately, 47% of booked PPP applications were businesses without a prior banking relationship
- $143.8 million in loans approved at December 31, 2020
- Helping over 12,000 client employees at December 31, 2020
- Contributed $3.1 million to interest income and fee income for the full-year ended December 31, 2020
- Expected to contribute approximately $3.3 million in income for the full-year ended December 31, 2021

PPP Loans (at December 31, 2020)

Approved Loan Amount	Number of Loans	Total Dollars	Avg. Loan Size
Up to $350K	1,317	$60,057,000	$45,602
$350K – $2MM	91	$69,011,000	$758,363
Over $2MM	6	$14,774,000	$2,462,330
Loans Forgiven	65	$28,883,000	
Loans Remaining	1,349	$114,959,000	

Customer Testimonial

"Middlefield Bank was instrumental in getting Ainsley Oil Company prepared for the PPP application. Our lender provided us with the necessary information in a timely manner. As a result of Middlefield Bank's efforts, we were approved, which helped us keep **ALL** employees on our payroll."

Alice Ainsley
Ainsley Oil Company

"We had immediate contact from our lender when the PPP loan program was announced. We are able to continue to provide outstanding services to our residents during this stressful time for the nursing home industry as a result of Middlefield Bank's quick actions."

Steven Horger
Community Skilled Health Care

"Middlefield Bank went above and beyond to be available to us during this incredibly tough business climate. Our banker was always available to take our calls, keep us updated on funding sources, and help us to secure our PPP loans. The entire process is testimonial to the vital role of experienced bankers and community banks across this country."

Mark Priemer
Market Garden Brewery

www.middlefieldbank.bank

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www.middlefieldbank.bank Prudent Investments in Allowance Despite Low Charge-Offs Growth in Allowance for Loan Losses (in thousands) Proactive Increase in ALLL to Total Loans, Despite Stable Asset Quality This is the highest our allowance for loan losses to nonperforming loans reserve has been in over 13 years. Overall asset quality remains strong, but we are strengthening our balance sheet and investing in our allowance as uncertainty surrounding the COVID-19 pandemic continues over the near-term.

www.middlefieldbank.bank Strong Core Earnings Growth Annual Pre-Tax, Pre-Provision Income (in thousands) Since 2016 core earnings have grown at a 21.8% CAGR as a result of higher total revenue and controlled expenses For 2020, annual PTPP increased 21.0% over the prior year Net Income $ 6,416 $ 9,455 $12,431 $12,711 $ 8,349 (+) Provision 570 1,045 890 890 2,592 (+) Taxes 1,905 4,222 2,162 2,592 1,401 PTPP $ 8,891 $14,722 $15,483 $16,193 $19,590

www.middlefieldbank.bank Supporting our Customers and Communities Improvement in Total Deferrals Deferrals by Type (at December 31, 2020) At December 31, 2020, 351 loans for $190.3 million have returned to regular payments since an initial deferral was granted At December 31, 2020, we had 11 loans for $24.5 million that remain in deferral At December 31, 2020, No restaurant customers were seeking additional deferrals at year end, while most deferred loans were within the hospitality segment All hotel customers are long-standing customers, operate brand name properties in compelling markets, and our hotel portfolio has an average loan-to-value of approximately 60%. Dollar Balance (in millions) Number of Loans

www.middlefieldbank.bank History of Financial Success Asset growth driven by higher loans, new locations and accretive acquisition Expanded footprint by 60% Enhanced infrastructure to support growth Earnings growth has reaccelerated annually since 2016 Listed on American Bankers Top 200 Publicly Traded Community Banks for 8th Consecutive Year From 2015 to 2020... Asset Growth (in millions) Book Value per Share Growth

www.middlefieldbank.bank Growth Oriented Platform Supports Long-Term Strategic Plan Middlefield is focused on expanding in high growth markets with favorable demographics and exploiting changing market dynamics. Middlefield has invested in creating an infrastructure to support a bank of approximately $1.5 billion in assets. Attract, Develop and Retain Talent Strengthen and empower associates Added important members to leadership team Enhance Products and Services Expanding product and service offerings Strategic focus on products and services that grow noninterest income Advance Customer Interactions Enhancing online and digital banking New modern bank layout and engagement Expand Geographies and Market Share Focus on growth in compelling Central Ohio Market Increase share in core Northeast Ohio Markets Invest in Systems and Security Continual investments in security, privacy, and compliance Platform and Growth Strategies Graph in millions

www.middlefieldbank.bank “In 2008 I put together an aggressive growth strategy for my business Exscape Designs. The need for a local relationship-based approach made clear sense. In my experience over the years with Middlefield Bank we have been able to achieve a lot of growth together. With Middlefield you're not just numbers, it's the relationship and community that matters to them.” “Ease Logistics was looking for a small community bank to help us grow our business. We needed a credit line to support our 40% growth. Middlefield bank was able to step up and provide us the working capital we needed, and the process was seamless. When Ease Logistics needed a mortgage for their new headquarters in Dublin, Middlefield Bank was there. We love the staff too!” “It has been a pleasure to do business with Middlefield Bank for these past 20 years. When all of the other local major banks turned away from the business, Middlefield Bank welcomed it with open arms. This relationship started with trust and that trust is the foundation in which we continue to use Middlefield for all of our banking needs.” Strategy Dependent on Customers and Communities Local Strong Committed

www.middlefieldbank.bank Growth Driven by Local Decision Making and Individual Service Middlefield’s markets have seen significant industry consolidation in the past ten years, and in most cases, large national and regional banks cannot deliver the same level of community service that Middlefield can offer customers Highlights Annual Personal Loan Growth(1) Annual Commercial Loan Growth(2) (3) (2) In millions, commercial loans are C&I plus commercial real estate loans (3) Green bar at December 31, 2020 reflects PPP loan balance (1) In millions, personal loans are consumer installment plus residential real estate loans >30 Local Lenders 1 Highly Productive LPO 20.1% Commercial Loan 5-yr. CAGR 8.5% Personal Loan 5-yr. CAGR

www.middlefieldbank.bank Controlled Balance Sheet Growth Highlights Deposit Growth (in millions) Loan Growth (in millions) Introduced new products to attract more deposits and drive noninterest income Improved loan to deposit ratio Balancing loan growth and asset quality Continuing to enhance delivery in both personal and commercial channels

Annual Supplemental Data (Nasdaq: MBCN)

Annual Financial Summary www.middlefieldbank.bank Dollars in thousands   2016 2017 2018 2019 2020 Net interest income $ 25,804 $ 37,348 $ 40,448 $ 41,385 $ 43,388 Provision for loan losses 570 1,045 890 890 9,840 Noninterest income 3,959 4,859 3,728 4,841 5,990 Noninterest expense 20,872 27,485 28,743 30,033 29,788 Income before income taxes 8,321 13,677 14,593 15,303 9,750 Income taxes 1,905 4,222 2,162 2,592 1,401 Net income $ 6,416 $ 9,455 $ 12,431 $ 12,711 $ 8,349 Net interest margin 3.79% 3.82% 3.77% 3.68% 3.54% Total assets $ 787,821 $1,106,336 $1,248,398 $1,182,475 $1,391,979 Loans outstanding, net $ 602,542 $ 916,023 $ 984,681 $ 977,490 $1,090,626 Deposits $ 629,934 $ 878,194 $1,016,067 $1,020,843 $1,225,200 Equity capital $ 76,960 $ 119,863 $ 128,290 $ 137,775 $ 143,810 Earnings per share(1) $ 1.52 $ 1.56 $ 1.92 $ 1.96 $ 1.31 Cash dividend (per share)(1) $ 0.54 $ 0.54 $ 0.59 $ 0.57 $ 0.60 Dividend pay-out ratio 36.13% 35.52% 30.40% 28.99% 45.92% Return on average assets 0.85% 0.88% 1.09% 1.05% 0.64% Return on average equity 9.33% 8.52% 9.94% 9.35% 5.87% Return on tangible common equity 10.01% 10.15% 11.57% 10.72% 6.66% (1) Per share data adjusted for 2-for-1 stock split on November 8, 2019

Excellent Asset Quality and Capital Levels www.middlefieldbank.bank Strong reserve coverage provides flexibility in managing potential losses with reduced impact on net income For The Three Months Ended 2016 2017 2018 2019 2020 December 31, 2019   December 31, 2020               Nonperforming Loans $12,043 $13,415 $7,540 $8,689 $7,858 $8,879 $7,858 Real Estate Owned 934 212 270 155 7,387 155 7,387 Nonperforming Assets $12,977 $13,627 $7,810 $8,844 $15,245 $9,034 $15,245         Nonperforming Assets/ Total Assets (%) 1.65% 1.23% 0.63% 0.75% 1.10% 0.76% 1.10% Allowance for Loan Losses $6,598 $7,190 $7,428 $6,768 $13,459 6,768 13,459 Allowance/Total Loans (%) 1.08% 0.78% 0.75% 0.69% 1.22% 0.69% 1.22% Net Charge-off Ratio (%) 0.06% 0.05% 0.06% 0.16% 0.29% 0.16% 0.29% year-to-date, annualized

Reconciliation of Non-GAAP Measures

(Dollars in thousands)	2016	2017	2018	2019	2020	For the Three Months Ended December 31, 2019	For the Three Months Ended December 31, 2020
Average Stockholders' Equity	$ 68,741	$ 110,966	$ 125,074	$ 135,900	$ 142,241	$ 140,475	$ 146,374
Less Average Goodwill and Other Intangibles	(4,559)	(15,365)	(15,071)	(15,071)	(16,960)	(17,169)	(16,836)
Average Tangible Common Equity	**$ 64,126**	**$ 93,148**	**$ 107,433**	**$ 118,604**	**$125,281**	**$ 123,306**	**$ 129,538**
Net Income	$ 6,416	$ 9,455	$ 12,431	$ 12,711	8,349	$ 3,141	$ 2,489
Return on Avg. Tangible Common Equity	**10.01%**	**10.15%**	**11.57%**	**10.72%**	**6.66%**	**10.11%**	**7.64%**
Stockholders' Equity	$ 76,960	$ 119,863	$ 128,290	$ 137,775	143,810	$ 137,775	$ 143,810
Less Goodwill and Other Intangibles	(4,595)	(17,820)	(17,468)	(17,127)	(16,795)	(17,127)	(16,795)
Tangible Common Equity	**$ 72,365**	**$ 102,043**	**$ 110,822**	**$ 120,648**	**$127,015**	**$ 120,648**	**$ 127,015**
Shares Outstanding	4,508,506	6,435,432	6,488,664	6,423,630	6,379,323	6,423,630	6,379,323
Tangible Book Value per Share	**$ 16.05**	**$ 15.86**	**$ 17.08**	**$ 18.78**	**$ 19.91**	**$ 18.78**	**$ 19.91**

This presentation includes disclosure of Middlefield Banc Corp.'s tangible book value per share and return on average tangible equity, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Middlefield Banc Corp. believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Middlefield Banc Corp.'s marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP.

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